United States
Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 17, 2012

Citizens Capital Corp.
(Exact Name of Registrant as specified in its charter)

000-29830
(Commission File No.)

Texas	75-2368452
(State or other jurisdiction of incorporation organization)	(IRS Employer Identification No.)

Mailing Address: P. O. Box 670406, Dallas, Texas 75367
(Address of principal executive offices)

Issuer’s Telephone Number, including area code: (469) 359-3868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

April 17, 2012 — Citizens Capital Corp. (the “Company”- OTC:CAAP) announced today that through Stewart Title Company it has entered into a contract with Dallas, Texas based 2930 Canton Street Inc. (“2930 CSI”) for the acquisition of a Downtown Dallas industrial warehouse (the “Warehouse”).  At the close of the warehouse acquisition transaction, the Company intends to utilize the Warehouse to actively pursue its new jobs creation initiative in conjunction with the planned redevelopment and construction of an urban themed, mixed use, rental community.  Further, the Company is also seeking to increase its corporate M&A deal flow as part of its pursuit of additional, strategic acquisition candidates.

The contract between and amongst the Company, 2930 CSI and Stewart Title Company, acting as the closing title company, was initially entered into and mutually executed by the Company and 2930 CSI on February 23, 2012.

A copy of the press release dated April 17, 2012 is attached hereto as Exhibit 99.1.

Item 8.01 Other Events

On April 10, 2012, Citizens Capital Corp. (the “Company”- OTC:CAAP) previously issued a press release announcing that pursuant to third party Escrow Agency (“Escrow”), private investor and selling shareholder, Corporate Services Trust (“CST”), intends, subject to market and other conditions, to sale 1,200,000 non-dilutive, shares of Citizens Capital Corp.; Class A; common stock (the “Common Stock” – CUSIP 174445106) in secondary market transactions with investors and eligible DTC participants. The transaction consist of 1,200,000 shares of Citizens Capital Corp.; Class A; common stock at $5.00 per share for an aggregate transaction amount of $6,000,000, if fully transacted. The Company is not issuing or selling any additional shares and will not receive any of the proceeds from the secondary market sale of the common stock.

Separately, subsequent to the close of the Escrow transaction by CST, the Company and CST have agreed in principal to enter into a $5,000,000 revolving Line of credit, loan agreement (the “Loan”).  Net proceeds from the loan will be used by the Company to (i) facilitate corporate growth; (ii) create new jobs, (iii) fund the Company’s corporate and/or asset acquisition initiatives as executed by itself and/or its subsidiary units; and (iv) for working capital and general corporate purposes.

The Common Stock is being sold in secondary market transactions with investors and eligible DTC participants. The Common Stock is subject to a previous effective registration statement dated May 16, 1999 pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”).

A copy of the press release is attached as Exhibit 99.1 to the Company’s 8-K Current Information report filed on April 10, 2012.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Citizens Capital Corp.
Index of Exhibits

Exhibit No.	Description
99.1	Citizens Capital Corp. Press Release dated April 17, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  April 17, 2012

Citizens Capital Corp.                                                                         By:  /s/  Billy D. Hawkins
      (Registrant)                                                                                        Chief Executive Officer